SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

RUBIO'S RESTAURANTS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required
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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

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June 27, 2005

To Fellow Stockholders of
Rubio’s Restaurants, Inc.:

You are cordially invited to attend the annual meeting of our stockholders, to be held on Thursday, July 28, 2005 at 10:00 a.m., Pacific time, at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so by voting in person at the annual meeting.

Sincerely,

Ralph Rubio
Chairman of the Board of Directors

Carlsbad, California

YOUR VOTE IS VERY IMPORTANT

To assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage is needed if mailed in the United States.

RUBIO’S RESTAURANTS, INC.

________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M., THURSDAY, JULY 28, 2005
________________

TO THE STOCKHOLDERS OF RUBIO’S RESTAURANTS, INC:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Rubio’s Restaurants, Inc., a Delaware corporation (the “Company”), will be held on Thursday, July 28, 2005, at 10:00 a.m., Pacific time, at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. Directions to Edwards Theatre appear on the back cover of the proxy statement. The following matters are to be acted upon and are more fully described in the proxy statement accompanying this notice:

1.	To elect three directors to serve until the 2008 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2005;

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

Only stockholders of record at the close of business on June 13, 2005, are entitled to notice of and to vote at the annual meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection during ordinary business hours for a period of ten days prior to the annual meeting at our executive offices in Carlsbad, California.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. If you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed, dated and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

BY ORDER OF THE BOARD OF DIRECTORS

Ralph Rubio
Chairman of the Board of Directors

Carlsbad, California
June 27, 2005

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

RUBIO’S RESTAURANTS, INC.
1902 Wright Place, Suite 300
Carlsbad, California 92008
________________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 28, 2005
________________
General

The enclosed proxy is solicited on behalf of the Board of Directors of Rubio’s Restaurants, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on Thursday, July 28, 2005, and at any postponement or adjournment of the meeting. The annual meeting will be held at 10:00 a.m., Pacific time, at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. We are mailing these proxy solicitation materials on or about June 27, 2005, to all stockholders entitled to vote at the annual meeting.

Voting

The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On June 13, 2005, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, 9,382,639 shares of our common stock, par value $0.001, were issued and outstanding. Each stockholder is entitled to one vote for each share of our common stock held on the record date. Stockholders may not cumulate votes in the election of directors.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes; however, abstentions will have no impact on the election of directors. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The three nominees for election as directors who receive the highest number of affirmative votes (among votes properly cast in person or by proxy) will be elected. The ratification of the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2005 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of the proposal to ratify the selection of the independent registered public accounting firm. You may revoke or change your proxy at any time before the annual meeting by filing a notice of revocation or another signed proxy with a later date with the Secretary of the Company at our principal executive offices at 1902 Wright Place, Suite 300, Carlsbad, California 92008. You may also revoke your proxy by attending the annual meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

Proposals of our stockholders that are intended to be presented at our 2006 annual meeting or to be included in the proxy statement and form of proxy relating to that annual meeting must be submitted in writing to the Secretary of the Company at our principal executive offices at 1902 Wright Place, Suite 300, Carlsbad, California 92008, no later than February 26, 2006. In addition, the proxy solicited by our Board of Directors for the 2006 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of the proposal not later than February 26, 2006.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board of Directors is currently comprised of eight directors in three classes with staggered three-year terms. The directors in each class serve for their respective terms or until their successors have been duly elected and qualified. The purpose of this proposal is to nominate three directors for election to our Board of Directors for a term ending upon the 2008 annual meeting of stockholders. The three candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company. The nominees for election have agreed to serve if elected, and our management has no reason to believe that the nominees will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Directors with Term Ending Upon the 2008 Annual Meeting of Stockholders

Craig S. Andrews, Esq., 52, has served as a director and as our Corporate Secretary since 1999. Mr. Andrews serves as a shareholder in the law firm of Heller Ehrman LLP. Previously, Mr. Andrews served as a partner in the law firm of Brobeck, Phleger & Harrison LLP from March 1987 to February 2003, except during the period from May 2000 to January 2002 when Mr. Andrews had resigned as a partner to, among other things, serve as the vice president of business development at Air Fiber, Inc., a private telecommunications company. Mr. Andrews specializes in representing emerging-growth companies and has broad experience in founding companies and in financing transactions, as well as in general business and corporate law. Mr. Andrews has played an important role in the formation and development of numerous start-up companies, has previously served as a director of numerous public and private companies and currently serves as a director of Legacy Bank N.A. Mr. Andrews received a bachelor of arts degree from the University of California at Los Angeles and a J.D. from the University of Michigan.

Loren C. Pannier, 63, has served as a director and as chairman of our Audit Committee since December 2002. Mr. Pannier spent 29 years with CKE Restaurants, Inc., a public holding company for Carl’s Jr., Hardee’s and La Salsa. During this time, he held a number of senior management positions, including senior vice president investor relations, senior vice president purchasing and distribution, and chief financial officer. In his post as chief financial officer, Mr. Pannier led CKE through its initial public offering in 1981. Prior to joining CKE, Mr. Pannier was a senior consultant with Price Waterhouse & Co. in their Management Services Division. Mr. Pannier holds a bachelor of arts degree from Occidental College and an M.B.A. from California State University, Long Beach. Currently, Mr. Pannier is general partner of Pannier Enterprises and Citrus Legacy Partners. Both entities specialize in income-producing commercial properties.

William R. Bensyl, 59 was appointed as a director in July 2004. Mr. Bensyl served as senior vice president of PepsiCo, Inc. Mr. Bensyl joined PepsiCo’s Frito-Lay division in 1975. He subsequently led human resources functions in all three of PepsiCo’s sectors-Vice-President of Personnel at Frito-Lay, Senior Vice-President of Personnel at PepsiCo Foods International, Senior Vice-President of Human Resources at Taco Bell, and Senior Vice-President of Human Resources for Pepsi-Cola. He was promoted to his position at PepsiCo World Headquarters in 1995. Prior to joining PepsiCo, Mr. Bensyl held positions with the University of Illinois, Duval Corp. (a division of Pennzoil) and Union Carbide Corporation.

Nominees for Term Ending Upon the 2007 Annual Meeting of Stockholders

Jack W. Goodall, 66, has served as a director and member of our Compensation Committee since April 2001. Mr. Goodall served as chairman of Jack in the Box, Inc. from October 1985 until his retirement in February 2001. Mr. Goodall also served as president of Jack in the Box, Inc. from 1970 until 1996 and as chief executive officer from 1979 to 1996. Mr. Goodall is also a director of Ralcorp Holdings, Inc.

Timothy J. Ryan, 65, has served as a director since April 1999. Mr. Ryan served as president and chief executive officer of Diedrich Coffee, Inc. from November 1997 to October 2000. From December 1995 until his retirement in December 1996, Mr. Ryan served as president and chief operating officer of Sizzler U.S.A., a division of Sizzler International, Inc., and as a director of Sizzler International, Inc., of which he was also a senior vice president. Sizzler International, Inc. filed for bankruptcy protection in June 1996. From November 1988 to December 1993, Mr. Ryan served as senior vice president of marketing at Taco Bell Worldwide, and from December 1993 to December 1995, he served as senior vice president of Taco Bell’s Casual Dining Division.

Sheri Miksa, 48, was appointed as a director in November 2004. Ms. Miksa was promoted to the position of our President and Chief Executive Officer in November 2004. Prior to that, she served as our President and Chief Operating Officer beginning in September 2002. Prior to joining Rubio’s, Ms. Miksa served as Chief Operating Officer of Seattle Coffee Company, a subsidiary of AFC Enterprises, Inc., parent Company of Seattle’s Best Coffee®, LLC, and Torrefazione Italia Coffee®, LLC, based in Seattle. Prior to that, she served as Vice President, Operations, for LSG Sky Chefs, a leader in airline catering services. She spent over six years in key operational leadership roles at Taco Bell Corp., a subsidiary of YUM! Brands, Inc. Ultimately, as Senior Director, Operations, she had accountability for a region of over 210 restaurants and approximately 7,000 employees. Prior to that, Ms. Miksa was employed in management and marketing positions at Sceptre Hospitality Resources, Inc., Frito-Lay, Inc., General Foods Corporation and ARCO (as General Manager for a 2000 bed hotel in Prudhoe Bay, Alaska). Ms. Miksa holds an M.B.A. from the Stanford Graduate School of Business, and a bachelor’s degree in psychology from the University of Alaska, and has nearly 26 years in the food service/restaurant and hospitality industries.

Directors with Term Ending Upon the 2006 Annual Meeting of Stockholders

Kyle A. Anderson, 48, has served as a director since February 1995. Mr. Anderson is a managing member of Rosewood Capital Associates, LLC, the general partner of Rosewood Capital, L.P., a consumer-oriented private equity investment fund. Rosewood Capital, L.P. owns more than 10% of our common stock. Prior to joining Rosewood in 1988, Mr. Anderson was a vice president in the mergers and acquisitions department at The First Boston Corporation. Mr. Anderson serves on the Board of Directors of a privately held company. Mr. Anderson holds a bachelor of arts degree from Princeton University and an M.B.A. from Columbia University.

Ralph Rubio, 49, the Company’s co-founder, has been Chairman of the Board of Directors since 1983. Mr. Rubio also served as our Chief Executive Officer from 1983 to November 2004.  Prior to founding Rubio’s, Mr. Rubio was employed in restaurant management and in various other positions at the Old Spaghetti Factory, Hungry Hunter and Harbor House restaurant chains. Mr. Rubio holds a bachelor’s degree in Liberal Studies from San Diego State University and has more than 29 years of experience in the restaurant industry.

Board Committees and Meetings

Our Board of Directors held six meetings and acted once by unanimous written consent during our fiscal year ended December 26, 2004. Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which the director served during fiscal 2004.

The Board has determined that the following directors are “independent,” as determined under current NASDAQ rules: Messrs. Anderson, Andrews, Bensyl, Pannier and Ryan.

Our Audit Committee currently consists of three directors, Mr. Pannier, who serves as chairman of the committee, Mr. Bensyl and Mr. Ryan. The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements. The committee annually appoints our independent registered public accounting firm and meets quarterly to review our financial statements. The committee held five meetings during fiscal 2004. All of our Audit Committee members are independent, as independence for audit committee members is defined under Rule  4350(d)(2)(A)(i) and (ii) of the NASDAQ rules, and our Board of Directors has determined that Mr. Pannier qualifies as an “audit committee financial expert,” as that term has been defined by the Securities and Exchange Commission.

Our Compensation Committee currently consists of four directors, Mr. Anderson, who serves as chairman of the committee, Mr. Bensyl, Mr. Goodall and Mr. Ryan. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The committee also has the exclusive authority, with respect to option grants and stock issuances made to our executive officers and non-employee board members, to administer our Employee Stock Purchase Plan and our 1999 Stock Incentive Plan. The committee held two meetings and acted once by unanimous written consent during fiscal 2004. Except for Mr. Goodall, who is serving under the exception in the NASDAQ rules that allows for directors who are not independent to serve on the Compensation Committee in limited and exceptional circumstances, all of our Compensation Committee members are independent, as determined under NASDAQ rules.

Our Nominating Committee currently consists of two directors, Mr. Andrews, who serves as chairman of the committee, and Mr. Pannier. The Nominating Committee reviews the credentials of proposed members of the Board of Directors, either in connection with filling vacancies or the election of directors at each annual meeting of stockholders, and presents its recommendations to the Board of Directors. The Nominating Committee considers qualified nominees recommended by stockholders, provided that vacancies exist and detailed biographical information regarding the nominee is provided to the Secretary of the Company. The committee held three meetings during fiscal 2004.

Director Nomination

Criteria for Board Membership. In selecting candidates for appointment or election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market, that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the rules of the NASDAQ Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees. The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (i) with respect to each nominee, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of the Company that are beneficially owned by the nominee, (d) a description of all arrangements or understandings between the stockholder submitting the nomination and the nominee pursuant to which the nomination is to be made by the stockholder, and (e) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) with respect to the stockholder submitting the nomination, (a) the name and address of the stockholder, as they appear on the Company’s books, (b) the class and number of shares of the Company that are beneficially owned by the stockholder and (c) any material interest of the stockholder in the nomination. Such information should be submitted in the time frame described in the bylaws of the Company and under the caption “Deadline for Receipt of Stockholder Proposals” above.

Process for Identifying and Evaluating Nominees. The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and contact relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for approval by stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2005 Annual Meeting. Each of the nominees listed in this Proxy Statement are current directors standing for re-election, although Mr. Bensyl has not previously been elected by the stockholders of the Company.

Director Compensation

Directors receive $3,000 for each quarterly meeting of the Company’s Board of Directors they attend and an additional annual payment of $3,000 for other services as a member of the Board of Directors, including attending additional meetings of the Board of Directors. Mr. Pannier also will receive an annual payment of $10,000 for his services as chairman of the Company’s Audit Committee and as its financial expert. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

Under the automatic option grant program in effect under our 1999 Stock Incentive Plan, each individual who joins our board as a non-employee director will receive, at the time of such initial election or appointment, an automatic option grant to purchase 15,000 shares of our common stock; provided the person has not previously been in our employ or the employ of any parent or subsidiary of ours. In addition, on the date of each annual stockholders’ meeting, each individual who continues to serve as a non-employee board member, whether or not the individual is standing for re-election at that particular meeting, will be granted an option to purchase 5,000 shares of our common stock, provided the individual has served as a non-employee member of our Board of Directors for at least six months. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a member of our Board of Directors or immediately following the consummation of any merger or asset sale if the options are not assumed by the successor corporation. The option will be exercisable immediately for all of the shares subject to the option.

In July 2004, in accordance with the automatic option grant program in effect under our 1999 Stock Incentive Plan, we granted options to purchase 5,000 shares of our common stock, at $9.07 per share, to each of Messrs. Anderson, Andrews, Goodall, Pannier and Ryan. Mr. Bensyl received options to purchase 15,000 shares of our common stock, at $8.71 per share, upon his appointment to the Board in July 2004.

Communications with Directors

Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so by submitting a complaint or concern anonymously to the Audit Committee. The Company has provided methods for stockholders to submit such complaints or concerns online or telephonically. To file a complaint or concern, log onto the Ethicspoint website at www.ethicspoint.com, and enter “Rubio’s Restaurants, Inc.” under “To File a Report Now”, or call toll free, 1-866-Ethicsp (1-866-384-4277).

The Company has a policy of encouraging all directors to attend the annual stockholders’ meetings. All of our directors attended the 2004 annual meeting of stockholders.

Recommendation of our Board of Directors

Our Board of Directors recommends that our stockholders vote FOR the election of each of the nominees listed above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed the firm of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 25, 2005, and is asking our stockholders to ratify this appointment. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of KPMG LLP by the Audit Committee. As described below, the Company discharged Deloitte & Touche LLP in June 2004, and engaged KPMG LLP at that time.

If our stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may authorize the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our stockholders’ and our best interest.

A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The following table sets forth fees for professional services rendered by KPMG LLP for the audit of our annual financial statements for fiscal 2004, for reviews of the financial statements included in our quarterly reports on Form 10-Q for the quarters ended June 27, 2004 and September 26, 2004, and fees billed for other services rendered by KPMG LLP.

2004
Audit fees (1)	$63,257
Audit related fees (2)	—
Tax fees (3)	—
All other fees (4)	—
Total fees	$63,257

The following table sets forth fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of our annual financial statements for fiscal 2003, for reviews of the financial statements included in our quarterly reports on Form 10-Q for the quarter ended March 28, 2004 and all quarters of fiscal 2003, and fees billed for other services rendered by the Deloitte Entities.

	2004	2003
Audit fees (1)	$16,500	$174,625
Audit related fees (2)	3,500	3,500
Tax fees (3)	—	8,690
All other fees (4)	—	—
Total fees	$20,000	$186,815

(1)	Includes fees for audit of the Company’s annual consolidated financial statements, issuance of consent and reviews of the Company’s quarterly consolidated financial statements.
(2)	Includes fees for review of the Company’s Uniform Franchise Offering Circular and issuance of consent.
(3)	Includes fees for tax compliance and tax planning and advice.
(4)	Neither KPMG LLP nor the Deloitte Entities billed any fees for professional services in this category.

KPMG LLP and the Deloitte Entities performed no services and no fees were incurred or paid relating to financial information systems design and implementation. The Audit Committee of the Board of Directors has considered whether the independent auditors’ provision of non-audit services to us is compatible with maintaining auditors’ independence. All of the above described audit related services and tax services were pre-approved by the Audit Committee. The Audit Committee pre-approves the audit-related and tax services specifically described by the committee on an annual basis.

The Audit Committee annually appoints our independent registered public accounting firm. On June 11, 2004, after an evaluation process and as recommended by the Audit Committee, the Board of Directors discharged Deloitte & Touche LLP and appointed KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2004. The report of Deloitte & Touche on the Company’s consolidated financial statements for the year ended December 28, 2003 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. For the year ended December 28, 2003, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Deloitte & Touche’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the year ended December 28, 2003, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. During the year ended December 28, 2003 and through June 11, 2004 (the date KPMG was appointed), the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Recommendation of our Board of Directors

Our Board of Directors recommends that our stockholders vote FOR the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 25, 2005.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent at their discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of June 13, 2005, by:

•	each person or group of affiliated persons known to own beneficially 5% or more of our common stock;

•	each director and director nominee;

•	each named executive officer listed in the Summary Compensation Table under the caption “Executive Compensation and Other Information” in this proxy statement; and

•	all of our current directors and executive officers as a group.

The percentage of ownership shown in the table below is based upon 9,382,639 shares of common stock outstanding on June 13, 2005. The percentage of ownership for each beneficial owner (or all directors and executive officers as a group), is calculated by assuming the exercise of all options exercisable within 60 days from June 13, 2005 held by such beneficial owner. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws. The address for those individuals for which an address is not otherwise indicated is 1902 Wright Place, Suite 300, Carlsbad, California 92008.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Number of Shares Underlying Options	Percent (%)
Royce and Associates (1) 1414 Avenue of the Americas New York, NY 10019	557,500	—	5.9%
Dimensional Fund Advisors, Inc. (2) ) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	525,187	—	5.6%
Pequot Capital Management, Inc. (3) ) 500 Nyala Farm Road Westport CT 06880	493,900	—	5.3%
Rafael Rubio (4)	385,200	—	4.1%
Ralph Rubio (5)	1,063,720	10,000	11.4%
Kyle A. Anderson(6) Rosewood Capital, L.P. One Maritime Plaza, Suite 1330 San Francisco, CA 94111	1,526,812	30,000	16.6%
Craig S. Andrews(7)	14,983	55,000	*
Jack W. Goodall	25,000	90,000	1.2%
Sheri L. Miksa	21,000	185,000	2.2%
Loren C. Pannier	10,000	35,000	*
Timothy J. Ryan	2,500	55,000	*
William R. Bensyl	—	17,117	*
John Fuller	9,000	56,667	*
Tim Hackbardt(8)	3,000	27,500	*
Carl Arena	500	22,000	*
All current directors and executive officers as a group (eleven persons)(8)	2,676,515	583,284	34.7%
____________
*	Less than 1% of the outstanding stock.
(1)	According to a Schedule 13G filed with the SEC on February 2, 2005, all 557,500 shares are beneficially owned by Royce and Associates, LLC.
(2)
According to a Schedule 13G filed with the SEC on February 9, 2005, Dimensional Fund Advisors Inc.  (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts and accounts are referred to herein as the “Funds.”  In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over all 525,187 shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.  Dimensional disclaims beneficial ownership of all 525,187 shares.

(3)	According to a Schedule 13G filed with the SEC on February 14, 2005, all 493,900 shares are beneficially owned by Pequot Capital Management, Inc.
(4)
According to a Schedule 13G/A filed with the SEC on February 9, 2005, all 385,200 shares reported as beneficially owned by Mr. Rafael Rubio are held by the Rafael K. Rubio and Gloria G. Rubio Family Trust. Mr. Rafael Rubio is the father of our Chairman of the Board, Mr. Ralph Rubio.

(5)	The shares reported as beneficially owned by Mr. Ralph Rubio include 1,042,380 shares held by the Ralph and Dione Rubio Family Trust and 21,340 shares held by Mr. Rubio as custodian for his children.
(6)
The shares reported as beneficially owned by Mr. Kyle Anderson include 1,526,812 shares held by Rosewood Capital L.P. Mr. Anderson is a founding member of Rosewood Capital Associates L.L.C., the general partner of Rosewood Capital, L.P. Mr. Anderson disclaims beneficial ownership of all 1,526,812 shares. According to the Schedule 13G filed with the SEC on February 15, 2000, Rosewood Capital L.P. reported that it had sole voting and dispositive power over all 1,526,812 shares.

(7)
The shares reported as beneficially owned by Mr. Craig Andrews include 6,241 shares held by UMB Bank, Trustee for Retirement Trust for Craig Andrews and 4,680 shares held by Mr. Andrews as custodian for his children. Mr. Andrews disclaims beneficial ownership of the 4,680 shares held as custodian for his children.

(8)
Mr. Hackbardt’s employment with the Company terminated on June 8, 2005. The shares of our common stock beneficially owned by Mr. Hackbardt are included among the total number of shares beneficially owned by all current directors and executive officers as a group.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides summary information concerning the compensation earned by our chief executive officer and each of our other most highly compensated executive officers employed by us as of December 26, 2004 and whose salary and bonus for fiscal 2004 was in excess of $100,000 for services rendered in all capacities to us or our subsidiary for the fiscal year ended December 26, 2004. No executive officers who would have otherwise been included in this table on the basis of salary and bonus earned for fiscal 2004 has been excluded by reason of his or her termination of employment or change in executive status during that year.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus($)(5)	Other Annual Compensation	All Other Compensation ($)(6)
Ralph Rubio (1)	2004	$222,606	$133,493	—	$ 845
Chairman of the Board	2003	216,123	—	—	950
	2002	209,828	—	—	834
Sheri Miksa (2)	2004	321,000	311,049	—	—
President and Chief Executive Officer	2003	300,000	—	—	9,000
	2002	86,538	—	—	147,479
John Fuller (3)	2004	209,808	188,602	—	—
Chief Financial Officer	2003	103,846	—	—	107,449
Tim Hackbardt (4)	2004	200,192	86,433	—	88,843
Vice President of Marketing
_______________
(1)	Mr. Rubio was our Chief Executive Officer until November 5, 2004.
(2)	Ms. Miksa was promoted to President and Chief Executive Officer on November 5, 2004. Ms. Miksa joined the Company as President and Chief Operating Officer on September 9, 2002.
(3)	Mr. Fuller was appointed Chief Financial Officer on June 16, 2003.
(4)	Mr. Hackbardt was appointed Vice President of Marketing on November 12, 2003.
(5)	Bonus amounts earned in year presented, but paid in the following fiscal year, except for $15,000 earned by and paid to Mr. Fuller in 2004.
(6)	All Other Compensation for fiscal 2004 includes the following:
•	personal use of auto payments of $845 to Mr. Rubio.
•	relocation reimbursement of $88,843 to Mr. Hackbardt.

Stock Options and Stock Appreciation Rights

The following table contains information concerning the stock options granted to the named executive officers during fiscal 2004. All the grants were made under our 1999 Stock Incentive Plan. We granted no stock appreciation rights to the named executive officers during our last fiscal year.

The exercise price per share of each option was equal to the fair market value of our common stock on the date of grant. Ms. Miksa’s options vest on the following schedule: 20% of the options vest after the completion of one year of service from the grant date and the remainder of the options vest in equal monthly installments over the next 48 months of service. Upon a change of control of the company (as defined in Ms. Miksa’s employment letter agreement), 50% of all unvested options become fully vested, and the remaining unvested options become fully vested if Ms. Miksa is actually or constructively terminated within 12 months of the change of control. Mr. Fuller and Mr. Hackbardt’s options vest at a rate of one-third per year for three years. The vesting of the options held by Mr. Fuller and Mr. Hackbardt will accelerate in full upon a corporate transaction (as defined in our stock option agreement with each of them under the 1999 Stock Incentive Plan) or a change in control of the Company (as defined in our addendum to stock option agreement with each of them under the 1999 Stock Incentive Plan) if the options are not assumed or substituted by the successor entity. If the options are assumed or substituted by the successor entity in connection with a corporate transaction or change in control, they will continue to vest according to the vesting schedule described above, but will be subject to full acceleration if the executive is terminated involuntarily (as defined in our addendum to stock option agreement with each of them under the 1999 Stock Incentive Plan) within 18 months after the corporate transaction or change in control. Additionally, the Compensation Committee, as plan administrator of our 1999 Stock Incentive Plan, has the authority to provide for accelerated vesting of any outstanding options or waiver of forfeiture restrictions of unvested stock, for any reason, including upon a change of control.

In the year ended December 26, 2004, we granted options to purchase an aggregate of 459,250 shares of our common stock to employees.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants
	Number of	% of Total			Potential Realizable Value at
	Securities	Options			Assumed Annual Rates of Stock
	Underlying	Granted to			Price Appreciation for
	Options	Employees	Exercise	Expiration	Option Term
Name	Granted	in 2004	Price ($/Sh)	Date	5% ($)	10% ($)
Ralph Rubio	—	—	—	—	$—	$—
Sheri Miksa	100,000	21.8%	$10.00	11/05/14	$628,895	$1,593,742
John Fuller	30,000	6.5%	$12.10	12/21/14	$228,289	$578,529
Tim Hackbardt	20,000	4.4%	$12.10	12/21/14	$152,193	$385,686

The exercise price per share of each option was equal to the fair market value of our common stock on the grant date, as reported on the NASDAQ National Market.

The potential realizable value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the grant date. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises in the Year Ended December 26, 2004 and Year-End Option Values

The following table provides information, with respect to the named executive officers, concerning the exercise of options during fiscal 2004 and unexercised options held by them as of the end of that fiscal year. No stock appreciation rights were held by the named executive officers at the end of fiscal 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

					Value of Unexercised
	Shares		Number of Unexercised		In-The-Money Options at
	Acquired on	Value	Options at FY-End(#)		FY-End($)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ralph Rubio	—	—	9,833	167	$46,461	$789
Sheri Miksa	—	—	145,000	305,000	$832,500	$1,384,500
John Fuller	—	—	45,000	115,000	$305,100	$593,100
Tim Hackbardt	—	—	21,250	83,750	$131,750	$398,650

The value of unexercised in-the-money options at fiscal year-end is calculated based upon the market price of $12.10 per share, the closing selling price per share of our common stock on the NASDAQ National Market on December 26, 2004, less the option exercise price payable per share.

Non-Employee Deferred Compensation Plan

Under our Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer fees into either a cash account or into discounted options under our 1999 Stock Incentive Plan. Any deferrals into cash will be credited to a cash account that will accrue earnings at an annual rate of 2% above the prime lending rate. In October 2004, Congress enacted Internal Revenue Code Section 409A governing deferred compensation. The Company operates the deferred compensation plan in accordance with Section 409A. Because Section 409A restricts the use of discounted stock options, the Company will evaluate the extent to which that portion of the deferred compensation plan will be implemented in the future.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company has an employment agreements with Ms. Miksa, Mr. Fuller and Mr. Hackbardt. Ms. Miksa’s employment agreement provides for, among other things: (i) an annual base salary of $300,000, which was increased to $350,000 in connection with her promotion to President and Chief Executive Officer in November 2004, (ii) a bonus of up to 50% of her base salary if certain performance measures are met, (iii) options to purchase 300,000 shares of common stock under the 1999 Stock Incentive Plan (which become exercisable over five years, unless there is a change in control of the Company, in which case 50% of all unexercisable options become exercisable immediately, and the balance of the options become exercisable if Ms. Miksa is actually or constructively terminated within 12 months of the change in control), (iv) the payment of Ms. Miksa’s relocation expenses; and (v) severance benefits, including six months salary if terminated without cause and 12 months salary if terminated without cause after a change in control of the Company. The employment agreement with Ms. Miksa is not for a specific term and can be terminated by Ms. Miksa or the Company at any time and for any reason, with or without cause or advanced notice.

Mr. Fuller’s employment agreement provides for, among other things: (i) an annual base salary of $200,000, (ii) a bonus of up to 25% of his base salary if certain performance measures are met, (iii) options to purchase 100,000 shares of common stock under the 1999 Stock Incentive Plan; and (iv) payment of Mr. Fuller’s relocation expenses.

Mr. Hackbardt’s employment agreement provides for, among other things: (i) an annual base salary of $195,000, (ii) a bonus of up to 25% of his base salary if certain performance measures are met, (iii) options to purchase 75,000 shares of common stock under the 1999 Stock Incentive Plan, (iv) payment of Mr. Hackbardt’s relocation expenses; and (v) severance benefits, including six months salary if terminated without cause within the first 12 months of employment and three months salary if terminated thereafter.

The vesting of the options held by Mr. Fuller and Mr. Hackbardt will accelerate in full under certain circumstances, as more fully described under the caption “Stock Options and Stock Appreciation Rights” above.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 26, 2004 with respect to the shares of common stock that may be issued under our existing equity compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)		Weighted Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A (C)
Equity compensation plans approved by security holders (1)	1,771,534	(3)	$7.45	739,883	(4)

Equity compensation plans not approved by security holders (2)	25,000		$3.05	—

Total	1,796,534		$7.39	739,883
______________
(1)	Consists solely of the 1999 Stock Incentive Plan and Employee Stock Purchase Plan.
(2)	Consists solely of options to purchase 25,000 unregistered shares of our common stock granted to Mr. Goodall.
(3)
Excludes purchase rights accruing under our 1999 Employee Stock Purchase Plan, which has a stockholder approved reserve of 200,000 shares. Under the 1999 Employee Stock Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semi-annual intervals on the last business day of January and July each year at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the fair market value per share on the semi-annual purchase date.

(4)
Consists of shares available for future issuance under the 1999 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan. As of December 26, 2004, an aggregate of 200,000 shares of common stock were available for issuance under the 1999 Employee Stock Purchase Plan, and 539,883 shares of common stock were available for issuance under the 1999 Stock Incentive Plan. The number of shares of common stock available for issuance under the 1999 Stock Incentive Plan automatically increases on the first trading day of January each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 450,000 shares of common stock.

Equity Compensation Plans Not Approved by Security Holders.

On October 25, 2001, Mr. Goodall was granted an option to purchase 25,000 unregistered shares of our common stock. This option became fully exercisable six months after the grant date. The exercise price per share for this option is $3.05, which was the fair market value per share of our common stock on the grant date.

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, the Compensation Committee consisted of Mr. Anderson who served as chairman of the committee, Mr. Bensyl, Mr. Goodall and Mr. Ryan. Mr. Bensyl joined the committee in December 2004. None of these individuals was an officer or employee of us or our subsidiary at any time during the 2004 fiscal year or at any other time.

During fiscal 2004, none of our executive officers served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or compensation committee.

Compensation Committee Report on Executive Compensation

It is the duty of the Compensation Committee to review and determine the salaries and bonuses of the Company’s executive officers, including the chief executive officer, and to establish the general compensation policies for the executive officers. The committee also has the sole and exclusive authority to make discretionary option and stock issuance grants to the Company’s executive officers under the Company’s 1999 Stock Incentive Plan.

The committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, and should reward individual contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to executives.

General Compensation Policy. The committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (1) annual base salary, (2) incentive bonuses, the amount of which is dependent on Company and/or individual performance during the fiscal year, and (3) stock option awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation should be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

Base Salary. Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. The committee’s determinations regarding the base salary for each officer are based on a number of factors including the overall competitive environment for executive talent, the performance of the Company, the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the committee. Based on the foregoing, salary increases for executive officers in fiscal 2004 were limited to 3%, including Mr. Rubio’s base salary, which was increased from $216,123 to $222,606. Mr. Rubio was our chief executive officer until Ms. Miksa was promoted to President and Chief Executive Officer on November 5, 2004. Ms. Miksa’s salary was increased at that time from $309,000 to $350,000 in recognition of her additional duties and responsibilities.

Incentive Bonus. Generally, the annual incentive bonus for the Company’s chief executive officer and other executive officers is based on specified objective performance measures selected by the committee. For fiscal 2004, the actual bonuses, calculated as a percentage of base salary depending on position and existing contractual arrangements, were to be paid only if the Company met its earnings per share target for the year. If the Company exceeded its earnings per share target, each of the executive officers would receive an additional portion of that excess. The bonuses awarded to the Company’s executive officers for fiscal 2004 were as follows:

Ralph Rubio	$133,493
Sheri Miksa	311,049
John Fuller	188,602
Tim Hackbardt	86,433

Stock Options. Generally, stock option grants are made annually by the committee to each of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and to retain and reward the Company’s employees. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share based on the fair market price of the stock on the grant date over a specified period of time of up to ten years. The Committee’s determinations regarding the number of options granted and the terms of such options are based on a number of factors including, among other things, base salary levels, bonuses, individual and Company performance, the Company’s stock price and whether existing stock options are “in” or “out” of the money. The committee also takes into account the number of unvested options and/or shares held by each executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. Based on the foregoing, in December 2003, options to purchase an aggregate of 259,000 shares of common stock were granted to the Company’s employees, including options to purchase 50,000, 30,000 and 10,000 shares of common stock granted to Ms. Miksa, Mr. Fuller and Mr. Hackbardt, respectively. These options become exercisable in two equal annual installments, commencing one year after the grant date, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company, and then only if the market price of the shares appreciates over the option term.

In addition, Ms. Miksa received options to purchase 100,000 shares of the Company’s stock upon her promotion to chief executive officer on November 5, 2004, and Messrs. Fuller and Hackbardt received additional option grants to purchase up to 30,000 shares and 20,000 shares, respectively, in consideration of their individual performances during fiscal 2004.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered performance-based. Non-performance based compensation paid to the Company’s executive officers for fiscal 2004 did not exceed the $1 million limit per officer, and the committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for fiscal 2005 will exceed that limit. The Company’s 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the committee has decided at this time not to take any action to limit or restructure elements of cash compensation payable to the Company’s executive officers. The committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Kyle A. Anderson, Chairman	William R. Bensyl	Jack W. Goodall	Timothy J. Ryan

Audit Committee Report

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. A written charter governing the committee was approved by our Board of Directors in March 2004. The Board of Directors has determined that all members of the Audit Committee are “independent,” as required by the NASDAQ listing standards and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. As set forth in the charter, the Audit Committee is not responsible for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 26, 2004, included in the Company’s annual report on Form 10-K for that year.

In the performance of its oversight function, the Audit Committee has reviewed and discussed these audited financial statements with the Company’s management and the Company’s independent registered public accounting firm, KPMG LLP. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” which includes, among other things, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with KPMG LLP the independence of KPMG LLP from the Company.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set audit independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not ensure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact “independent.”

Based on the review and discussions referred to above in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 26, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors of the Company:

Loren C. Pannier, Chairman	William R. Bensyl	Timothy J. Ryan

Stock Performance Graph

The following graph shows a comparison of cumulative total stockholder returns for our common stock, the S&P 500 Index and the S&P Restaurants Index.

(1) The graph covers the period from December 31, 1999 through December 26, 2004.

(2) The graph assumes that $100 was invested on December 31, 1999 in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04

Rubio's Restaurants, Inc.	100.00	32.04	40.75	77.38	74.75	151.63
S & P 500	100.00	90.89	80.09	62.39	80.29	89.02
S & P Restaurants	100.00	90.25	80.99	61.58	92.47	131.72

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, or the Securities Exchange Act of 1934, that might incorporate future filings made by us under those statutes, none of the Compensation Committee report, the Audit Committee report, reference to the independence of the Audit Committee members or the stock performance graph is to be incorporated by reference into any prior filings, nor shall the reports, reference or graph be incorporated by reference into any future filings made by us under those statutes, nor shall the reports, reference or graph be deemed filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the indemnification provisions contained in our Restated Certificate of Incorporation and Bylaws, we generally enter into separate indemnification agreements with our directors and officers. These agreements require us, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us.

Mr. Andrews, a company director, previously was a partner in the law firm of Brobeck, Phleger & Harrison, LLP through February 2003, which served as our legal counsel for general corporate and other matters. We paid Brobeck, Phleger, & Harrison, LLP $0 in 2004, $36,382 in 2003, and $250,182 in 2002 for legal services. Mr. Andrews is now a shareholder in the law firm of Heller Ehrman LLP. As of March 6, 2003, we authorized Heller Ehrman LLP to serve as our legal counsel for general corporate and other matters. During fiscal 2004 and 2003, we paid Heller Ehrman LLP $226,360 and $105,908, respectively, for legal services.

In June 2002, we entered into a one-year consulting agreement with Mr. Goodall. Under the consulting agreement, Mr. Goodall advised and consulted with our Chief Executive Officer on various issues including marketing review, real estate review and other strategic corporate initiatives as identified by our Board of Directors. In lieu of cash compensation, we granted Mr. Goodall an option to purchase up to 50,000 shares of our common stock pursuant to our 1999 Stock Incentive Plan. This option expired in 2004, and no shares were acquired by Mr. Goodall.

In March 2004 and April 2004, we entered into agreements with Rosewood Capital, LLP and Ralph Rubio, respectively, to extend the registration rights held by Rosewood and Mr. Rubio under an investor’s rights agreement entered into prior to our initial public offering with respect to preferred stock purchased by Rosewood and Mr. Rubio. Under these agreements, the expiration date of the registration rights granted to Rosewood and Mr. Rubio was extended from May 2004 to May 2006. Further, as part of the extension agreements, Rosewood and Mr. Rubio agreed that they would not demand that we register their stock prior to February 1, 2005. Due to the relationship between Mr. Anderson, a company director, and Rosewood, Mr. Anderson sought, and the Audit Committee granted, a waiver of our code of ethics regarding this transaction. Similarly, because Mr. Rubio was serving as our Chief Executive Officer and a company director at the time of the transaction, he also sought, and the Audit Committee granted, a waiver of our code of ethics regarding the transaction. The Audit Committee based its decisions on the fact that Rosewood and Mr. Rubio would have been forced to exercise their registration rights under the investor’s rights agreement before their expiration in May 2004 or lose the rights. This would have required us to file a registration statement on behalf of Rosewood and Mr. Rubio, which would have caused us to incur expenses in the preparation and maintenance of the registration statement and would have created a large overhang in our trading market. Mr. Anderson did not vote on either the waiver or on the approval of the transaction with respect to the extension agreement entered into with Rosewood.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon (1) the copies of Section 16(a) reports that we received from such persons for their 2004 fiscal year transactions in our common stock and their common stock holdings, and (2) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal 2004, we believe that all reporting requirements under Section 16(a) for such fiscal year were met by our directors, executive officers and greater than 10% beneficial owners.

ANNUAL REPORT

A copy of our annual report for fiscal 2004 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on or about April 8, 2005. Stockholders may obtain a copy of this report online at www.sec.gov, or without charge, by writing to the Secretary of the Company, at our principal executive offices located at 1902 Wright Place, Suite 300, Carlsbad, California 92008.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Rubio’s Restaurants, Inc. c/o U.S. Stock Transfer, 1745 Gardena Avenue, Glendale, CA 91204-2991. If your stock is held through a brokerage or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage or bank.

BY ORDER OF THE BOARD OF DIRECTORS

Ralph Rubio
Chairman of the Board of Directors

Dated: June 27, 2005

Directions to the Rubio's Restaurants, Inc.
Annual Meeting of Stockholders
at
Edwards Theatre - San Marcos
1180 W. San Marcos Boulevard
San Marcos, CA 92069
at
10:00 a.m. local time
on
July 28, 2005

From Interstate 5 North or South, exit at Palomar Airport Road and go east.

Palomar Airport Road will turn into San Marcos Boulevard.

The theatre is located approximately 9 miles from the freeway, and is on the left hand side of the street.

RUBIO’S RESTAURANTS, INC.
PROXY
Annual Meeting of Stockholders, July 28, 2005

This Proxy is Solicited on Behalf of the Board of Directors of
Rubio’s Restaurants, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 28, 2005 and the proxy statement and appoints Ralph Rubio and Sheri Miksa, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Rubio’s Restaurants, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California, on Thursday, July 28, 2005, at 10:00 a.m., Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

1.
To elect the following directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and qualified: Please check either “FOR ALL” or “WITHHOLD AUTHORITY TO VOTE ON ALL.”

FOR ALL (except as indicated below) ☐	WITHHOLD AUTHORITY TO VOTE ON ALL ☐

To withhold authority to vote for any individual nominee(s), please write the name(s) of those nominee(s) on the line provided below:

(The nominees are Craig S. Andrews, William R. Bensyl and Loren C. Pannier)

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 25, 2005.

FOR ☐    AGAINST ☐     ABSTAIN ☐

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Our board of directors recommends a vote FOR each of the nominees for director listed under Item 1 (Election of Directors) and a vote FOR Item 2 (Ratification of Independent Registered Public Accounting Firm). This proxy, when properly executed, will be voted as specified by the undersigned. If no specification is made, this proxy will be voted FOR each of the nominees for director listed under Item 1 (Election of Directors) and FOR Item 2 (Ratification of Independent Registered Public Accounting Firm).

Please print the name(s) appearing on each stock certificate(s) over which you have voting authority:

Please sign your name:

(Authorized Signature(s))
Date: